Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Midwest Federal Savings and Loan Association
  of St. Joseph
St. Joseph, Missouri

We hereby consent to the use in this Registration Statement on Form S-1 and the Application for Conversion of our report dated October 29, 2008, relating to the financial statements of Midwest Federal Savings and Loan Association of St. Joseph, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ BKD, LLP

Kansas City, Missouri
October 29, 2008

120 West 12th Street, Suite 1200     Kansas City, MO 64105-1936     816.221.6300     Fax 816.221.6380

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